UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2005
Date of Report (Date of earliest event reported)

FORTUNE PARTNERS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1050 West Pender Street Vancouver, British Columbia, Canada	V6E 3S7
(Address of principal executive offices)	(Zip Code)

(604) 714-3660
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Agreement In Principle", dated for reference effective on August 22, 2005 (the "Agreement In Principle"), as entered into among Fortune Partners, Inc. (the "Company"), Power Air Tech, Inc. ("Power Air"), Power Air Dynamics Limited (the "Vendor"), the HDH Group, LLC and H. Dean Haley (collectively, the "HDH Group"), the Company therein agreed, subject to numerous conditions precedent (collectively, the "Conditions Precedent"), to acquire all of the issued and outstanding shares of Power Air from the Vendor in consideration of, among other matters, the collective issuance from the treasury by the Company to the Vendor, the HDH Group and substantially all of the material creditors of Power Air, of an aggregate of up to 22,673,000 restricted common shares of the Company (collectively, the "Purchase").

The Company is informed that Power Air is a private U.S. company, which is wholly-owned by the Vendor, and which has an exclusive, worldwide license to manufacture and market a zinc-air fuel cell ("ZAFC") that was originally developed at the Lawrence Livermore National Laboratory ("LLNL"), located in Livermore, California. The Company is also informed that the ZAFC was originally created and developed by LLNL with the U.S. Department of Energy ("DOE"), commencing in 1979, at an initial cost of approximately U.S. $8 million, with Power Air and LLNL having expended a further five years of collaboration with the DOE, and a further approximate U.S. $5 million, to bring ZAFC to the prototype-ready and commercialization stage.

The completion of the transactions comprising the Company's proposed Purchase under the Agreement In Principle is subject to a number of Conditions Precedent including, but not limited to: (i) the execution of a formal agreement incorporating the terms and conditions of the Agreement In Principle by August 30, 2005; (ii) the completion by the Company of an equity private placement to treasury of not less than U.S. $2.25 million at closing; (iii) the cancellation of not less than 2,500,000 of certain existing founders' common shares of the Company; and (iv) the closing of the proposed Purchase prior to October 3, 2005.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

SUBMITTED HEREWITH

Exhibits	Description
99.1	News Release dated August 22, 2005 - "AGREEMENT IN PRINCIPLE TO PURCHASE POWER AIR TECH, INC."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FORTUNE PARTNERS, INC.
DATE: August 22, 2005	By: /s/ Paul D. Brock Paul D. Brock
President, Chief Executive Officer, Principal Executive Officer and a director